EXHIBIT 99.1

TPI Composites, Inc. Announces First Quarter 2024 Earnings Results – Results In-line with Company Expectations; Reiterate Full Year 2024 Financial Guidance

SCOTTSDALE, Ariz., May 02, 2024 (GLOBE NEWSWIRE) -- TPI Composites, Inc. (Nasdaq: TPIC), today reported financial results for the first quarter ended March 31, 2024.

“As expected, sales and adjusted EBITDA for the first quarter of 2024 were impacted by the timing of production line startups and transitions. As our customers prepare for an expected multi-year global wind market growth environment, we are excited to partner with them and align our factories to support their next generation blade models. Activity on these startups and transitions is progressing well and we remain confident 2024 will be a tale of two halves, as we are projecting a return to mid-single digit adjusted EBITDA margins and positive free cash flow in the second half of 2024,” said Bill Siwek, President and CEO of TPI Composites. “We ended the quarter with $117 million of cash and with the completion of the Oaktree strategic refinancing last quarter, we have ample liquidity to navigate current market conditions and ultimately expand to meet our customers’ growing needs.”

“In addition to demand driven by climate change and the need for energy security, several government policy initiatives aimed at enabling and expanding the use of renewable energy are having a positive impact on OEM backlogs and give us confidence in the wind industry’s short- and long-term growth trajectory. We remain focused on improving our operations every day and strengthening our strategic position in the market, which we expect will set us up nicely for the anticipated recovery in the wind industry.”

First Quarter 2024 Results and Recent Business Highlights

  Net Sales totaled $299.1 million for the three months ended March 31, 2024, a decrease of 26.0% over the same period last year.
  Net loss from continuing operations attributable to common stockholders was $61.8 million for the three months ended March 31, 2024, compared to a net loss of $30.3 million in the same period last year.
  Adjusted EBITDA was a loss of $23.0 million for the three months ended March 31, 2024, compared to adjusted EBITDA of $8.4 million in the same period last year.
  Line startup and transitions are being executed according to plan with six lines already in production as of March 31, 2024, out of ten scheduled lines to be started or transitioned in 2024.
  Published our 2023 Sustainability Report highlighting contributions to drive the renewable energy transition forward.

KPIs from continuing operations	1Q’24	1Q’23
Sets[1]	488	655
Estimated megawatts[2]	2,050	2,948
Utilization[3]	67%	84%
Dedicated manufacturing lines[4]	36	37
Manufacturing lines installed[5]	36	37
Wind Blade ASP (in $ thousands)[6]	$183	$195
  Number of wind blade sets (which consist of three wind blades) produced worldwide during the period.
  Estimated megawatts of energy capacity to be generated by wind blade sets produced during the period.
  Utilization represents the percentage of wind blades invoiced during the period compared to the total potential wind blade capacity of manufacturing lines installed during the period.
  Number of wind blade manufacturing lines that are dedicated to our customers under long-term supply agreements at the end of the period.
  Number of wind blade manufacturing lines installed and either in operation, startup or transition during the period.
  Wind blade ASP represents the average sales price during the period for a single wind blade that we manufacture for our customers.

First Quarter 2024 Financial Results from Continuing Operations

Net sales for the three months ended March 31, 2024, decreased 26.0% to $299.1 million as compared to $404.1 million in the same period in 2023 due to the following:

  Net Sales of wind blades, tooling and other wind related sales (“Wind”) decreased by $98.7 million, or 25.5%, to $288.9 million for the three months ended March 31, 2024, as compared to $387.6 million in the same period in 2023. The decrease was primarily due to a decrease in the number of wind blades produced due to the number of lines that we are starting up or transitioning, expected volume declines based on market activity levels, and lower average sales prices of wind blades due to changes in the mix of wind blade models produced. This decrease was partially offset by favorable foreign currency fluctuations and an increase in tooling sales in preparation for manufacturing line startups and transitions.
  Automotive sales decreased $5.3 million, or 51.1%, to $5.0 million for the three months ended March 31, 2024, as compared to $10.3 million in the same period in 2023. Despite continued progress in the Automotive segment's order pipeline and operational execution and notwithstanding growth in non-Proterra revenue, Q1 revenue fell year-over-year primarily due to the Proterra bankruptcy. The growth in non-Proterra revenue was largely due to the launch of a new product line for our largest passenger EV customer.
  Field service, inspection and repair services (“Field Services”) sales decreased $1.1 million, or 17.3%, to $5.1 million for the three months ended March 31, 2024, as compared to $6.2 million in the same period in 2023. The decrease was primarily due to a reduction in technicians deployed to revenue generating projects due to an increase in time spent on non-revenue generating inspection and repair activities.

Net loss from continuing operations attributable to common stockholders was $61.8 million for the three months ended March 31, 2024, compared to a loss of $30.3 million in the same period in 2023. The decrease was primarily driven by lower sales, startup and transition costs, and changes in estimate for pre-existing warranty claims, partially offset by favorable foreign currency fluctuations.

The net loss from continuing operations per common share was $1.31 the three months ended March 31, 2024, compared to a net loss per common share of $0.72 for the same period in 2023.

Adjusted EBITDA was a loss of $23.0 million for the three months ended March 31, 2024, as compared to adjusted EBITDA of $8.4 million during the same period in 2023. Adjusted EBITDA margin decreased to a loss of 7.7% as compared to an adjusted EBITDA margin of 2.1% during the same period in 2023. The decrease was primarily driven by lower sales, startup and transition costs, and changes in estimate for pre-existing warranty claims, partially offset by favorable foreign currency fluctuations.

2024 Guidance

Guidance for the full year ending December 31, 2024:

Guidance	Full Year 2024
Net Sales from Continuing Operations	$1.3 billion - $1.4 billion
Adjusted EBITDA Margin % from Continuing Operations	1% - 3%
Utilization %	75% to 80% (based on 34 lines installed)
Capital Expenditures	$25 - $30 million

Conference Call and Webcast Information

TPI Composites will host an investor conference call this afternoon, Thursday, May 2nd, at 5:00 pm ET. Interested parties are invited to listen to the conference call which can be accessed live over the phone by dialing 1-844-825-9789, or for international callers, 1-412-317-5180. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 10187861. The replay will be available until May 16, 2024. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investors section of the Company’s website at www.tpicomposites.com. The online replay will be available for a limited time beginning immediately following the call.

About TPI Composites, Inc.

TPI Composites, Inc. is a global company focused on innovative and sustainable solutions to decarbonize and electrify the world. TPI delivers high-quality, cost-effective composite solutions through long-term relationships with leading OEMs in the wind and automotive markets. TPI is headquartered in Scottsdale, Arizona and operates factories in the U.S., Mexico, Türkiye and India. TPI operates additional engineering development centers in Denmark and Germany and global service training centers in the U.S. and Spain.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning: growth of the wind energy and electric vehicle markets and our addressable markets for our products and services; effects on our financial statements and our financial outlook; our business strategy, including anticipated trends and developments in and management plans for our business and the wind industry and other markets in which we operate; competition; future financial results, operating results, revenues, gross margin, operating expenses, profitability, products, projected costs, warranties, our ability to improve our operating margins, and capital expenditures. These forward-looking statements are often characterized by the use of words such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “seek,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” “continue” and the negative or plural of these words and other comparable terminology. Forward-looking statements are only predictions based on our current expectations and our projections about future events. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include, but are not limited to, the matters discussed in “Risk Factors,” in our Annual Report on Form 10-K and other reports that we will file with the SEC.

Non-GAAP Definitions
This press release includes unaudited non-GAAP financial measures, including EBITDA, adjusted EBITDA, net cash (debt) and free cash flow. We define EBITDA as net income (loss) plus interest expense (including losses on the extinguishment of debt and net of interest income), income taxes and depreciation and amortization. We define adjusted EBITDA as EBITDA plus any share-based compensation expense, any foreign currency income or losses, any gains or losses on the sale of assets and asset impairments and any restructuring charges. We define net cash (debt) as the total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. We define free cash flow as net cash flow from operating activities less capital expenditures. We present non-GAAP measures when we believe that the additional information is useful and meaningful to investors. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.

We provide forward-looking statements in the form of guidance in our quarterly earnings releases and during our quarterly earnings conference calls. This guidance is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measures without unreasonable effort because of the unpredictability of the amounts and timing of events affecting the items we exclude from non-GAAP measures. For example, stock-based compensation is unpredictable for our performance-based awards, which can fluctuate significantly based on current expectations of future achievement of performance-based targets. Amortization of intangible assets and restructuring costs are all impacted by the timing and size of potential future actions, which are difficult to predict. In addition, from time to time, we exclude certain items that occur infrequently, which are also inherently difficult to predict and estimate. It is also difficult to predict the tax effect of the items we exclude and to estimate certain discrete tax items, like the resolution of tax audits or changes to tax laws. As such, the costs that are being excluded from non-GAAP guidance are difficult to predict and a reconciliation or a range of results could lead to disclosure that would be imprecise or potentially misleading. Material changes to any one of the exclusions could have a significant effect on our guidance and future GAAP results. See Table Four for a reconciliation of certain non-GAAP financial measures to the comparable GAAP measures.

Investor Relations
480-315-8742
Investors@TPIComposites.com

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE ONE - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Three Months Ended March 31,
(in thousands, except per share data)	2024	2023
Net sales	$299,062	$404,066
Cost of sales	307,084	399,381
Startup and transition costs	22,229	1,980
Total cost of goods sold	329,313	401,361
Gross profit (loss)	(30,251)	2,705
General and administrative expenses	6,699	7,034
Loss on sale of assets and asset impairments	1,830	3,593
Restructuring charges, net	182	75
Loss from continuing operations	(38,962)	(7,997)
Other income (expense):
Interest expense, net	(21,385)	(2,528)
Foreign currency loss	(640)	(1,214)
Miscellaneous income	2,479	453
Total other expense	(19,546)	(3,289)
Loss before income taxes	(58,508)	(11,286)
Income tax provision	(3,289)	(3,860)
Net loss from continuing operations	(61,797)	(15,146)
Preferred stock dividends and accretion	-	(15,173)
Net loss from continuing operations attributable to common stockholders	(61,797)	(30,319)
Net income (loss) from discontinued operations	329	(6,981)
Net loss attributable to common stockholders	$(61,468)	$(37,300)

Weighted-average shares of common stock outstanding:
Basic	47,204	42,284
Diluted	47,204	42,284

Net loss from continuing operations per common share:
Basic	$(1.31)	$(0.72)
Diluted	$(1.31)	$(0.72)

Net income (loss) from discontinued operations per common share:
Basic	$0.01	$(0.16)
Diluted	$0.01	$(0.16)

Net loss per common share:
Basic	$(1.30)	$(0.88)
Diluted	$(1.30)	$(0.88)

Non-GAAP Measures (unaudited):
EBITDA	$(28,223)	$964
Adjusted EBITDA	$(22,982)	$8,399

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE TWO - CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	March 31,	December 31,
(in thousands)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$116,850	$161,059
Restricted cash	12,035	10,838
Accounts receivable	125,870	138,029
Contract assets	93,149	112,237
Prepaid expenses	18,536	17,621
Other current assets	41,003	34,564
Inventories	13,679	9,420
Assets held for sale	22,253	17,787
Current assets of discontinued operations	1,036	1,520
Total current assets	444,411	503,075
Noncurrent assets:
Property, plant and equipment, net	126,379	128,808
Operating lease right of use assets	135,858	136,124
Other noncurrent assets	39,205	36,073
Total assets	$745,853	$804,080

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$220,300	$227,723
Accrued warranty	37,500	37,483
Current maturities of long-term debt	78,576	70,465
Current operating lease liabilities	22,373	22,017
Contract liabilities	10,234	24,021
Liabilities held for sale	2,834	1,897
Current liabilities of discontinued operations	1,950	2,815
Total current liabilities	373,767	386,421
Noncurrent liabilities:
Long-term debt, net of current maturities	431,038	414,728
Noncurrent operating lease liabilities	116,755	117,133
Other noncurrent liabilities	8,360	8,102
Total liabilities	929,920	926,384
Total stockholders’ deficit	(184,067)	(122,304)
Total liabilities and stockholders’ deficit	$745,853	$804,080

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE THREE - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Three Months Ended March 31,
(in thousands)	2024	2023

Net cash used in operating activities	$(39,004)	$(83,861)
Net cash used in investing activities	(8,285)	(3,275)
Net cash provided by financing activities	3,880	107,746
Impact of foreign exchange rates on cash, cash equivalents and restricted cash	333	730
Cash, cash equivalents and restricted cash, beginning of period	172,813	153,069
Cash, cash equivalents and restricted cash, end of period	$129,737	$174,409

Non-GAAP Measure (unaudited):
Free cash flow	$(47,289)	$(87,136)

TPI COMPOSITES, INC. AND SUBSIDIARIES
TABLE FOUR - RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
EBITDA and adjusted EBITDA are reconciled as follows:	Three Months Ended March 31,
(in thousands)	2024	2023
Net loss attributable to common stockholders	$(61,468)	$(37,300)
Net loss (income) from discontinued operations	(329)	6,981
Net loss from continuing operations attributable to common stockholders	(61,797)	(30,319)
Preferred stock dividends and accretion	-	15,173
Net loss from continuing operations	(61,797)	(15,146)
Adjustments:
Depreciation and amortization	8,900	9,722
Interest expense, net	21,385	2,528
Income tax provision	3,289	3,860
EBITDA	(28,223)	964
Share-based compensation expense	2,589	2,553
Foreign currency loss	640	1,214
Loss on sale of assets and asset impairments	1,830	3,593
Restructuring charges, net	182	75
Adjusted EBITDA	$(22,982)	$8,399

Net debt is reconciled as follows:	March 31,	December 31,
(in thousands)	2024	2023
Cash and cash equivalents	$116,850	$161,059
Cash and cash equivalents of discontinued operations	852	916
Total debt, net of debt issuance costs and debt discount	(509,614)	(485,193)
Net debt	$(391,912)	$(323,218)

Free cash flow is reconciled as follows:	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash used in operating activities	$(39,004)	$(83,861)
Capital expenditures	(8,285)	(3,275)
Free cash flow	$(47,289)	$(87,136)